                                                                    Exhibit 12.1

                            CHC HELICOPTER COPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                    (US GAAP)

                                                                                         Pro Forma for the
                                                                                      Fiscal Year   Nine Months    For the Nine
                                                  For the Fiscal Year Ended              Ended         Ended       Months Ended
                                                          April 30                     April 30,    January 31,     January 31
                                          1999     2000     2001     2002     2003       2003          2004        2003     2004
Earnings:

Earnings before income taxes and
  undistributed earnings from
  equity investees                       $ 88.7   $ 12.7   $ 23.8   $ 49.9   $ 88.1   $      84.7   $      21.4   $ 47.3   $ 14.1

Interest expense                           18.9     51.2     56.6     47.9     34.1          40.4          21.8     25.8     18.5
Portion of rent expense representative
  of interest factor                        4.1     13.5     19.2     17.7     18.6          22.0          14.6     14.2     12.3
                                         ------------------------------------------   -------------------------   ---------------
Earnings as adjusted                      111.7     77.4     99.6    115.5    140.8         147.1          57.8     87.3     44.9
                                         ==========================================   =========================   ===============

Fixed Charges:
Interest expense                           18.9     51.2     56.6     47.9     34.1          40.4          21.8     25.8     18.5
Portion of rent expense representative
  of interest factor                        4.1     13.5     19.2     17.7     18.6          22.0          14.6     14.2     12.3
                                         ------------------------------------------   -------------------------   ---------------
Fixed charges as adjusted                  23.0     64.7     75.8     65.6     52.7          62.4          36.4     40.0     30.8
                                         ==========================================   =========================   ===============

Ratio of earnings to fixed charges          4.9x     1.2x     1.3x     1.8x     2.7x          2.4x          1.6x     2.2x     1.5x
                                         ==========================================   =========================   ===============

                            CHC HELICOPTER COPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  Canadian GAAP

                                                                                       Pro Forma for the
                                                                                   Fiscal Year   Nine Months   Actual For the Nine
                                              Actual For the Fiscal Year              Ended         Ended          Months Ended
                                                    Ended April 30                  April 30,    January 31,        January 31
                                       1999     2000     2001     2002     2003        2003         2004         2003       2004
Earnings:

Earnings before income taxes and
  undistributed earnings from
  equity investees                    $ 90.6   $ 21.1   $ 28.4   $ 56.3   $ 62.1   $      58.7   $      47.0   $   49.9   $   39.7

Interest expense                        18.9     51.2     56.6     47.9     34.1          40.4          21.8       25.8       18.5
Portion of rent expense
  representative of interest factor      4.1     13.5     19.2     17.7     18.6          22.0          14.6       14.2       12.3
                                      ------------------------------------------   -------------------------   -------------------
Earnings as adjusted                   113.6     85.8    104.2    121.9    114.8         121.1          83.4       89.9       70.5
                                      ==========================================   =========================   ===================

Fixed Charges:
Interest expense                        18.9     51.2     56.6     47.9     34.1          40.4          21.8       25.8       18.5
Portion of rent expense
  representative of interest factor      4.1     13.5     19.2     17.7     18.6          22.0          14.6       14.2       12.3
                                      ------------------------------------------   -------------------------   -------------------
Fixed charges as adjusted               23.0     64.7     75.8     65.6     52.7          62.4          36.4       40.0       30.8
                                      ==========================================   =========================   ===================

Ratio of earnings to fixed charges       4.9x     1.3x     1.4x     1.9x     2.2x          1.9x          2.3x       2.2x       2.3x
                                      ==========================================   =========================   ===================